B Y L A W S

                                       OF

                                BETZDEARBORN INC.

                     (a Pennsylvania Registered Corporation)



                          (As adopted on April 9, 1998)

                                TABLE OF CONTENTS

Article I - Offices and Fiscal Year................................................................................
         Section 1.1 Registered Office............................................................................1
         Section 1.2 Other Offices................................................................................1
         Section 1.3 Fiscal Year..................................................................................1

Article II - Notice - Waivers - Meetings Generally.................................................................
         Section 2.1 Manner of Giving Notice......................................................................1
                  (a) General Rule................................................................................1
                  (b) Bulk Mail...................................................................................2
                  (c) Adjourned Shareholder Meetings..............................................................2
         Section 2.2 Notice of Meetings of Board of Directors.....................................................2
         Section 2.3 Notice of Meetings of Shareholders...........................................................2
                  (a) General Rule................................................................................2
                  (b) Notice of Action by Shareholders on Bylaws..................................................3
                  (c) Notice of Action by Shareholders on Fundamental Change......................................3
                  (d) Notice of Action by Shareholders Giving Rise to Dissenters Rights...........................3
         Section 2.4 Waiver of Notice.............................................................................3
                  (a) Written Waiver..............................................................................3
                  (b) Waiver by Attendance........................................................................4
         Section 2.5 Modification of Proposal Contained in Notice.................................................4
         Section 2.6 Exception to Requirement of Notice...........................................................4
                  (a) General Rule................................................................................4
                  (b) Shareholders Without Forwarding Addresses...................................................4
         Section 2.7 Use of Conference Telephone and Similar Equipment............................................4
         Section 2.8 Notice to Corporation of Shareholder Business and Nominations................................5
                  (a) Annual Meeting of Shareholders..............................................................5
                  (b) Special Meeting of Shareholders.............................................................6
                  (c) General.....................................................................................7

Article III - Shareholders
         Section 3.1 Place of Meeting.............................................................................8
         Section 3.2 Annual Meeting...............................................................................8
         Section 3.3 Special Meetings.............................................................................8
         Section 3.4 Quorum and Adjournment.......................................................................8
                  (a) General Rule................................................................................8
                  (b) Withdrawal of a Quorum......................................................................9
                  (c) Adjournments Generally......................................................................9
                  (d) Electing Directors at Adjourned Meeting.....................................................9
                  (e) Other Action in Absence of Quorum...........................................................9
         Section 3.5 Action by Shareholders.......................................................................9
         Section 3.6 Organization.................................................................................9
         Section 3.7 Voting Rights of Shareholders...............................................................10
         Section 3.8 Voting and Other Action by Proxy............................................................10
                  (a) General Rule...............................................................................10

                                       i


                  (b) Execution and Filing.......................................................................10
                  (c) Revocation.................................................................................11
                  (d) Expenses...................................................................................11
         Section 3.9 Voting by Fiduciaries and Pledgees..........................................................11
         Section 3.10 Voting by Joint Holders of Shares..........................................................11
                  (a) General Rule...............................................................................11
                  (b) Exception..................................................................................12
         Section 3.11 Voting by Corporations.....................................................................12
                  (a) Voting by Corporate Shareholders...........................................................12
                  (b) Controlled Shares..........................................................................12
         Section 3.12 Determination of Shareholders of Record....................................................12
                  (a) Fixing Record Date.........................................................................12
                  (b) Determination When a Record Date is Not Fixed..............................................13
                  (c) Certification by Nominee...................................................................13
         Section 3.13 Voting Lists...............................................................................13
                  (a) General Rule...............................................................................13
                  (b) Effect of List.............................................................................13
         Section 3.14 Judges of Election.........................................................................14
                  (a) Appointment................................................................................14
                  (b) Vacancies..................................................................................14
                  (c) Duties.....................................................................................14
                  (d) Report.....................................................................................14
         Section 3.15 Minors as Security Holders.................................................................14
         Section 3.16 Consent of Shareholders in Lieu of Meeting.................................................15

Article IV - Board of Directors....................................................................................
         Section 4.1 Powers; Liability...........................................................................15
                  (a) General Rule...............................................................................15
                  (b) Liability of Directors.....................................................................15
                  (c) Notation of Dissent........................................................................16
         Section 4.2 Qualifications and Selection of Directors...................................................16
                  (a) Qualifications.............................................................................16
                  (b) Election of Directors......................................................................16
         Section 4.3 Number, Classification and Term of Office...................................................16
         Section 4.4 Vacancies...................................................................................17
                  (a) General Rule...............................................................................17
                  (b) Resignation; Action by Resigned Directors..................................................17
         Section 4.5 Removal of Directors........................................................................17
                  (a) Removal by the Shareholders................................................................17
                  (b) Removal by the Board.......................................................................17
         Section 4.6 Place of Meetings...........................................................................18
         Section 4.7 Organization of Meetings....................................................................18
         Section 4.8 Regular Meetings............................................................................18
         Section 4.9 Special Meetings............................................................................18
         Section 4.10 Quorum of and Action by Directors..........................................................18


                                       ii


                  (a) General Rule...............................................................................18
                  (b) Action by Written Consent..................................................................18
         Section 4.11 Committees.................................................................................19
                  (a) Establishment and Powers...................................................................19
                  (b) Alternate Committee Members................................................................19
                  (c) Term.......................................................................................19
                  (d) Committee Procedures.......................................................................19
         Section 4.12 Compensation...............................................................................20

Article V - Officers...............................................................................................
         Section 5.1 Officers Generally..........................................................................20
                  (a) Number, Qualifications and Designation.....................................................20
                  (b) Bonding....................................................................................20
                  (c) Standard of Care...........................................................................20
         Section 5.2 Election, Term of Office and Resignations...................................................21
                  (a) Election and Term of Office................................................................21
                  (b) Resignations...............................................................................21
         Section 5.3 Subordinate Officers, Committees and Agents.................................................21
         Section 5.4 Removal of Officers and Agents..............................................................21
         Section 5.5 Vacancies...................................................................................21
         Section 5.6 Authority...................................................................................22
                  (a) General Rule...............................................................................22
                  (b) Chief Executive Officer....................................................................22
         Section 5.7 The Chairman of the Board...................................................................22
         Section 5.8 The President...............................................................................22
         Section 5.9 Executive Vice President....................................................................22
         Section 5.10 Senior Vice President......................................................................23
         Section 5.11 Vice President.............................................................................23
         Section 5.12 Assistant Vice Presidents..................................................................23
         Section 5.13 Secretary..................................................................................23
         Section 5.14 Assistant Secretaries......................................................................23
         Section 5.15 Treasurer..................................................................................24
         Section 5.16 Assistant Treasurers.......................................................................24
         Section 5.17 Subordinate Officers, Committees and Agents................................................24
         Section 5.18 Salaries...................................................................................24

Article VI - Certificates of Stock, Transfer, Etc..................................................................
         Section 6.1 Share Certificates..........................................................................25
                  (a) Form of Certificates.......................................................................25
                  (b) Share Register.............................................................................25
                  (c) Issuance...................................................................................25
         Section 6.2 Transfer....................................................................................25
         Section 6.3 Record Holder of Shares.....................................................................26
         Section 6.4 Lost, Destroyed or Mutilated Certificates...................................................26

Article VII - Indemnification of Directors, Officers and Other
         Representatives...........................................................................................

                                       iii


         Section 7.1 Scope of Indemnification....................................................................26
                  (a) General Rule...............................................................................26
                  (b) Partial Payment............................................................................27
                  (c) No Presumption.............................................................................27
                  (d) Definitions................................................................................27
         Section 7.2 Proceedings Initiated by Indemnified Representatives........................................28
         Section 7.3 Advancing Expenses..........................................................................28
         Section 7.4 Securing of Indemnification Obligations.....................................................28
         Section 7.5 Payment of Indemnification..................................................................28
         Section 7.6 Arbitration.................................................................................29
                  (a) General Rule...............................................................................29
                  (b) Qualifications of Arbitrators..............................................................29
                  (c) Burden of Proof............................................................................29
                  (d) Expenses...................................................................................29
                  (e) Effect.....................................................................................29
         Section 7.7 Contribution................................................................................30
         Section 7.8 Mandatory Indemnification of Directors, Officers, etc.......................................30
         Section 7.9 Contract Rights; Amendment or Repeal........................................................30
         Section 7.10 Scope of Article...........................................................................30
         Section 7.11 Reliance on Provisions.....................................................................31
         Section 7.12 Interpretation.............................................................................31

Article VIII - Miscellaneous.......................................................................................
         Section 8.1 Corporate Seal..............................................................................31
         Section 8.2 Checks......................................................................................31
         Section 8.3 Contracts...................................................................................31
         Section 8.4 Interested Directors or Officers; Quorum....................................................31
                  (a) General Rule...............................................................................31
                  (b) Quorum.....................................................................................32
         Section 8.5 Deposits....................................................................................32
         Section 8.6 Corporate Records...........................................................................32
                  (a) Required Records...........................................................................32
                  (b) Right of Inspection........................................................................33
         Section 8.7 Amendment of Bylaws.........................................................................33

                                   B Y L A W S

                                       OF

                                BETZDEARBORN INC.

                     (a Pennsylvania Registered Corporation)



                       Article I - Offices and Fiscal Year

Section 1.1  Registered Office

         The registered office of the Corporation in the Commonwealth of Pennsylvania shall be at 4636 Somerton Road, Trevose, Pennsylvania 19053-6783, until otherwise established by an amendment of the articles of incorporation (the "articles") or by the Board of Directors and a record of such change is filed with the Pennsylvania Department of State in the manner provided by law.

Section 1.2  Other Offices

         The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or the business of the Corporation may require.

Section 1.3  Fiscal Year

         The fiscal year of the Corporation shall begin on the first day of January in each year.

               Article II - Notice - Waivers - Meetings Generally

Section 2.1  Manner of Giving Notice

 (a)     General Rule

         Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988 (the "Business Corporation Law") or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by courier service, charges prepaid, or by facsimile transmission to the address (or to the facsimile or telephone number) of the person appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person or, in the case of facsimile transmission, when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

 (b)     Bulk Mail

         If the Corporation has more than 30 shareholders, notice of any regular or special meeting of the shareholders, or any other notice required by the Business Corporation Law or by the articles or these bylaws to be given to all shareholders or to all holders of a class or series of shares, may be given by any class of postpaid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

 (c)     Adjourned Shareholder Meetings

         When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.3.

Section 2.2  Notice of Meetings of Board of Directors

         Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each director by telephone or in writing at least one hour (in the case of notice by telephone), 24 hours (in the case of notice by facsimile transmission) or 48 hours (in the case of notice by courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in a notice of the meeting.

Section 2.3  Notice of Meetings of Shareholders

 (a)     General Rule

         Except as otherwise provided in Section 2.1(b), written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) 10 days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, consolidation, asset transfer, share exchange or division, to each shareholder of record not entitled to vote at the meeting) called to consider a fundamental change under 15 Pa.C.S. Chapter 19 or (2) five days prior to the day named for the meeting in any other case. If the Secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

 (b)     Notice of Action by Shareholders on Bylaws

         In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

 (c)     Notice of Action by Shareholders on Fundamental Change

         In the case of a meeting of the shareholders that has as one of its purposes action with respect to any fundamental change under 15 Pa.C.S. Chapter 19, each shareholder shall be given, together with written notice of the meeting, a copy or summary of the amendment or plan to be considered at the meeting in compliance with the provisions of Chapter 19.

 (d)     Notice of Action by Shareholders Giving Rise to Dissenters Rights

         In the case of a meeting of the shareholders that has as one of its purposes action that would give rise to dissenters rights under the provisions of 15 Pa.C.S. Subchapter 15D, each shareholder shall be given, together with written notice of the meeting:

(1) a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter 15D (relating to dissenters rights); and

(2)      a copy of Subchapter 15D.

Section 2.4  Waiver of Notice

 (a)     Written Waiver

         Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

(b)     Waiver by Attendance

         Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.5  Modification of Proposal Contained in Notice

         Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

Section 2.6  Exception to Requirement of Notice

 (a)     General Rule

         Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

 (b)     Shareholders Without Forwarding Addresses

         Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

Section 2.7  Use of Conference Telephone and Similar Equipment

         Any director may participate in any meeting of the Board of Directors, and the Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the Corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

Section 2.8  Notice to Corporation of Shareholder Business and Nominations

 (a)     Annual Meeting of Shareholders

         (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders
               (i) by or at the direction of the Chairman of the Board or the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such shareholder, as the case may be, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (a) of this Section 2.8 and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below.

         (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (ii) of paragraph (a)(1) of this Section 2.8, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for shareholder action under the Business Corporation Law. To be timely, a shareholder's notice shall be delivered to or mailed to and received by the Secretary of the Corporation at the office specified in Section 1.1 hereof not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so delivered or mailed and received not later than the later of 120 days prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that would be required to be disclosed in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") if proxies were solicited with respect to such nominee by the Board of Directors and shall include such person's written consent to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and (iii) as to the shareholder giving the notice

               (x) the name and address of such shareholder, as they appear on the Corporation's books, (y) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and (z) a description of all arrangements or understandings among such shareholder and any other person or persons, including any nominee (giving the name and address of such person or persons), with respect to the matters set forth in such shareholder's notice.

         (3)   Notwithstanding anything in the second sentence of paragraph
               (a)(2) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased from the number of directors then serving in the class to be elected and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors or class made by the Corporation at least 130 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by paragraph (a)(2) of this Section 2.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

 (b)     Special Meeting of Shareholders

         At a special meeting of shareholders, only such business shall be conducted as shall have been set forth in the notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors, who complies with the notice procedures set forth in this paragraph (b) and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below. Nominations by shareholders of persons for election to the Board of Directors may be made at a special meeting of shareholders if the shareholder's notice as required by paragraph (a)(2) of this Section 2.8 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

 (c)     General

         (1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8.

         (2) Except as otherwise provided by law, the articles or this Section 2.8, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business is not in compliance with this Section 2.8, to declare that such defective nomination or proposal shall be disregarded.

         (3) For purposes of this Section 2.8, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (4) Notwithstanding the foregoing provisions of this Section 2.8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8. Nothing in this Section 2.8 shall be deemed to enlarge or impair any rights
               (i) of shareholders to request inclusion of proposals in the Corporation's proxy materials with respect to a meeting of shareholders pursuant to and upon meeting the requirements of Rule 14a-8 under Exchange Act or (ii) of the holders of any class or series of preferred stock or any other class or series of stock as set forth in the articles to elect directors under specified circumstances or to consent to specific actions taken by the Corporation.

                           Article III - Shareholders

Section 3.1  Place of Meeting

         Meetings of shareholders of the Corporation shall be held at such place, within the Commonwealth of Pennsylvania or elsewhere, as may be fixed by the Board of Directors. If the Board shall not fix a place for such meetings, they shall be held at the office of the Corporation set forth in Section 1.1 of these Bylaws.

Section 3.2  Annual Meeting

         The Board of Directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the Board, the meeting for any calendar year shall be held on the second Thursday in April in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 11:00 o'clock A.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

Section 3.3  Special Meetings

         Special meetings of the shareholders may be called at any time by the Chairman of the Board or by resolution of the Board of Directors, who may fix the date, time and place of the meeting. If the Board does not fix the date, time or place of the meeting, it shall be the duty of the Secretary to do so. A date fixed by the Secretary shall not be more than 60 days after the date of the adoption of the resolution of the Board calling the special meeting.

Section 3.4  Quorum and Adjournment

 (a)     General Rule

         A meeting of shareholders of the Corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of the Corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

 (b)     Withdrawal of a Quorum

         The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

 (c)     Adjournments Generally

         Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.

 (d)     Electing Directors at Adjourned Meeting

         Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

 (e)     Other Action in Absence of Quorum

         Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 3.5  Action by Shareholders

         Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

Section 3.6  Organization

         At every meeting of the shareholders, the Chairman of the Board, or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following persons present in the order stated: the President, an Executive Vice President, a Senior Vice President or a Vice President in their order of rank or seniority in office, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The Secretary or, in the absence of the Secretary, an assistant secretary, or, in the absence of both the Secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.7  Voting Rights of Shareholders

         Unless otherwise provided in the articles, every shareholder of the Corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the Corporation.

Section 3.8  Voting and Other Action by Proxy

 (a)     General Rule

         (1) Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.

         (2) The presence of, or vote or other action at a meeting of shareholders by, a proxy of a shareholder shall constitute the presence of, or vote or action by the shareholder.

         (3) Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

 (b)     Execution and Filing

         Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the Secretary of the Corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

         (1) may be treated as properly executed for purposes of this subsection; and

         (2) shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction.

         (c)   Revocation

         A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

 (d)     Expenses

         The Corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the Board of Directors or its nominees for election to the Board, including solicitation by professional proxy solicitors and otherwise.

Section 3.9  Voting by Fiduciaries and Pledgees

         Shares of the Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

Section 3.10  Voting by Joint Holders of Shares

 (a)     General Rule

         Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

         (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

         (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

 (b)     Exception

         If there has been filed with the Secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 3.11  Voting by Corporations

 (a)     Voting by Corporate Shareholders

         Any Corporation that is a shareholder of this Corporation may vote at meetings of shareholders of this Corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the Board of Directors of the other Corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

 (b)     Controlled Shares

         Shares of this Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this Corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

Section 3.12  Determination of Shareholders of Record

 (a)     Fixing Record Date

         The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

 (b)     Determination When a Record Date is Not Fixed

         If a record date is not fixed:

         (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

         (2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

 (c)     Certification by Nominee

         The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 3.13  Voting Lists

 (a)     General Rule

         The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list, the Corporation may make the information therein available at the meeting by any other means.

 (b)     Effect of List

         Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 3.14  Judges of Election

 (a)     Appointment

         In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three.

A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

 (b)     Vacancies

         In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

 (c)     Duties

         The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

 (d)     Report

         On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 3.15  Minors as Security Holders

         The Corporation may treat a minor who holds shares or obligations of the Corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the Corporation or, in the case of payments or distributions on obligations, the Treasurer or paying officer or agent has received written notice that the holder is a minor.

Section 3.16  Consent of Shareholders in Lieu of Meeting

         Any action which may be taken at a meeting of the shareholders or of a class of shareholders of the Corporation may be taken without a meeting only if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders who would be entitled to vote at a meeting of the shareholders or of a class of shareholders called for such purpose and shall be filed with the Secretary of the Corporation.

                         Article IV - Board of Directors

Section 4.1  Powers; Liability

 (a)     General Rule

         Unless otherwise provided by statute, all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

 (b)     Liability of Directors

         (1) No director, including a director who is also an officer, of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, in his or her capacity as a director, including such director's duties as a member of any committee of the Board of Directors on which he or she may serve, unless:

               (A) the director has breached or failed to perform the duties of his or her office under Subchapter 17B of the Business Corporation Law or any successor provision; and

               (B) such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         (2) The provisions of paragraph (1) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or Federal law.

(Section 4.1(b) was approved by the shareholders of the Corporation on April 9, 1987 and amended by vote of the shareholders of the Corporation on April 9,
1998).

 (c)     Notation of Dissent

         A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the Secretary of the Corporation, in writing, of the asserted omission or inaccuracy.

Section 4.2  Qualifications and Selection of Directors

 (a)     Qualifications

         Each director of the Corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation.

 (b)     Election of Directors

         In elections for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

Section 4.3  Number, Classification and Term of Office

         The number of directors of the Corporation shall be not less than five, nor more than thirteen, as determined from time to time by resolutions of the Board of Directors. The directors shall be classified with respect to the time for which they shall severally hold office. The Board of Directors shall divide the number of directors as evenly as practicable into three classes.

         At each annual election, the successors to the class of directors whose terms shall expire in that year shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire each year.

         Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified.

(Section 4.3 was adopted by the shareholders of the Corporation on April 13, 1978 and amended by vote of the shareholders of the Corporation on April 9, 1981.)

Section 4.4  Vacancies

 (a)     General Rule

         Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

 (b)     Resignation; Action by Resigned Directors

         Any director may resign at any time by giving written notice to the Chairman of the Board or the Secretary. Such resignation shall take effect upon the receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, acceptance of the resignation shall not be necessary to make it effective. When one or more directors resign from the Board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 4.5  Removal of Directors

 (a)     Removal by the Shareholders

         The entire Board of Directors, or any class of the Board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon only for cause. In case the Board or a class of the Board or any one or more directors are so removed, new directors may be elected at the same meeting.

 (b)     Removal by the Board

         The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the Board of Directors.

Section 4.6  Place of Meetings

         Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.

Section 4.7  Organization of Meetings

         At every meeting of the Board of Directors, the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following directors present in the order stated: the Vice Chairman of the Board, if there be one, the President or a person chosen by a majority of the directors present shall act as chairman of the meeting. The Secretary or, in the absence of the Secretary, an assistant secretary, or, in the absence of the Secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 4.8  Regular Meetings

         Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board of Directors.

Section 4.9  Special Meetings

         Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, the President, or by two or more of the directors.

Section 4.10  Quorum of and Action by Directors

 (a)     General Rule

         A majority of the directors in office of the Corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

 (b)     Action by Written Consent

         Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation.

Section 4.11  Committees

 (a)     Establishment and Powers

         The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of

Directors except that a committee shall not have any power or authority as to the following:

         (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

         (2)   The creation or filling of vacancies in the Board of Directors.

         (3)   The adoption, amendment or repeal of these bylaws.

         (4) The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board.

         (5) Action on matters committed by a resolution of the Board of Directors to another committee of the Board.

 (b)     Alternate Committee Members

         The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

 (c)     Term

         Each committee of the Board shall serve at the pleasure of the Board.

 (d)     Committee Procedures

         The term "Board of Directors" or "Board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any committee of the Board.

Section 4.12  Compensation

         The Board of Directors shall have the authority to fix the compensation of directors for their services as directors. A director may be a salaried officer of the Corporation, but a director who is a salaried officer of the Corporation shall not be entitled to receive any additional compensation for service as a director.

                              Article V - Officers

Section 5.1  Officers Generally

 (a)     Number, Qualifications and Designation

         The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as may be elected in accordance with the provisions of Section 5.3. Except as otherwise provided by any policy of the Corporation adopted by the Board of Directors, officers may but need not be directors or shareholders of the Corporation. The Chairman of the Board, the President and Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person, shall be of full age. Any number of offices may be held by the same person.

 (b)     Bonding

         The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

 (c)     Standard of Care

         In lieu of the standards of conduct otherwise provided by law, officers of the Corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the Corporation. An officer of the Corporation shall not be personally liable, as such, to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles, these bylaws or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

Section 5.2  Election, Term of Office and Resignations

 (a)     Election and Term of Office

         Officers of the Corporation, except those elected by delegated authority pursuant to Section 5.3, shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of shareholders and at such other meetings as the Board of Directors may determine. Each such officer shall hold office for a term of one year, or until the next annual election, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

 (b)     Resignations

         Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. Acceptance of the resignation shall not be necessary to make it effective, except as may be specified in such notice.

Section 5.3  Subordinate Officers, Committees and Agents

         The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5.4  Removal of Officers and Agents

         Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.5  Vacancies

         A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.3, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 5.6  Authority

 (a)     General Rule

         All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to resolutions or orders of the Board of Directors or, in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these bylaws.

 (b)     Chief Executive Officer

         The Chairman of the Board shall be the chief executive officer of the Corporation.

Section 5.7  The Chairman of the Board

         The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may from time to time be requested by the Board of Directors. The Chairman of the Board shall have authority to sign, execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments. The Chairman of the Board shall be deemed to be and exercise the authority of the office of president as to all matters as to which the Business Corporation Law, reposes authority in the president of a corporation, and as to such matters the President shall be deemed not to act as such.

Section 5.8  The President

         The President shall be the chief operating officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the direction and control of the Chairman of the Board. He or she shall have the authority to sign, execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or the Chairman to some other officer or agent of the Corporation; and, in general, he or she shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Chairman.

Section 5.9  Executive Vice President

         The Board may establish one or more Executive Vice Presidents. The Executive Vice President, or if there shall be more than one, the Executive Vice Presidents, shall direct and coordinate broad Corporation activities, including departments in his or her charge, in accordance with policies established by the Chairman and the Board of Directors. When so directed by the President, an Executive Vice President may perform all of the duties of the President, and, when so acting, shall have all of the powers of, and be subject to all of the restrictions upon the President.

Section 5.10  Senior Vice President

         The Board may establish one or more Senior Vice Presidents. The Senior Vice President, or if there shall be more than one, the Senior Vice Presidents, shall have such responsibilities and shall perform such duties as may be prescribed by the Chairman and/or the officer to whom they report.

Section 5.11  Vice President

         The Board may establish one or more Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents, shall have such responsibilities and shall perform such duties as may be prescribed by the Chairman and/or the officer to whom they report.

Section 5.12  Assistant Vice Presidents

         The Board may establish one or more Assistant Vice Presidents. The Assistant Vice President, or if there shall be more than one, the Assistant Vice Presidents, shall have such responsibilities and shall perform such duties as may be prescribed by the Chairman and/or the officer to whom they report

Section 5.13  Secretary

         The Secretary shall record all of the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose; he or she shall see that notices of meetings of the Board and shareholders are given and that all records and reports are properly kept and filed by the Corporation as required by law; he or she shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he or she shall perform all duties incident to the office of Secretary, and such other duties as may, from time to time, be assigned by the Board or the Chairman.

Section 5.14  Assistant Secretaries

         In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary elected by the Board of Directors, or temporarily appointed by the Chairman, may perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned respectively by the Board of Directors, the Chairman or the Secretary.

Section 5.15  Treasurer

         The Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he or she shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he or she shall deposit all funds of the Corporation except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he or she shall perform all duties incident to the office of Treasurer and such other duties as may, from time to time, be assigned by the Board or the Chairman.

Section 5.16  Assistant Treasurers

         In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall perform all such other duties as, from time to time, may be assigned respectively, by the Board of Directors, the Chairman or the Treasurer.

Section 5.17  Subordinate Officers, Committees and Agents

         The Board of Directors may, from time to time, elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, each of which shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the Board of Directors may, from time to time, determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5.18 Salaries

         The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section
5.3. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the Corporation.

               Article VI - Certificates of Stock, Transfer, Etc.

Section 6.1  Share Certificates

 (a)     Form of Certificates

         Certificates for shares of the Corporation shall be in such form as approved by the Board of Directors, and shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the Corporation is authorized to issue shares of more than one class or series, certificates for shares of the Corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

 (b)     Share Register

         The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose.

 (c)     Issuance

         The share certificates of the Corporation shall be numbered and registered in the share register or transfer books of the Corporation as they are issued. They shall be executed in such manner as the Board of Directors shall determine. In case any officer, transfer agent or registrar who has signed or authenticated, or whose facsimile signature or authentication has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar because of death, resignation or otherwise, before the certificate is issued, the certificate may be issued with the same effect as if the officer, transfer agent or registrar had not ceased to be such at the date of its issue. The provisions of this Section 6.2 shall be subject to any inconsistent or contrary agreement in effect at the time between the Corporation and any transfer agent or registrar.

Section 6.2 Transfer

         Transfers of shares shall be made on the share register or transfer books of the Corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. (section)(section)8101 et seq., and its amendments and supplements.

Section 6.3  Record Holder of Shares

         The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 6.4  Lost, Destroyed or Mutilated Certificates

         The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

             Article VII - Indemnification of Directors, Officers and
                         Other Authorized Representatives

Section 7.1  Scope of Indemnification

 (a)     General Rule

                  The Corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

         (1) where such indemnification is expressly prohibited, or been finally determined to be unlawful, under applicable law; or

         (2) where the conduct of the indemnified representative has been finally determined to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S.(section)1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct.

 (b)     Partial Payment

         If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such indemnified representative for such portion of the liabilities.

 (c)     No Presumption

         The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

 (d)     Definitions

         For purposes of this Article:

         (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Corporation, or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

         (2) "indemnified representative" means any and all directors and officers of the Corporation and any other person designated as an indemnified representative by the Board of Directors of the Corporation (which may, but need not, include any person serving at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

         (3) "liability" means any damages, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan or reasonable expense of any nature (including, without limitation, attorneys' fees and disbursements); and

         (4) "proceeding" means any threatened, pending, or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative, or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

Section 7.2  Proceedings Initiated by Indemnified Representatives

         Notwithstanding any other provision of this Article, the Corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

Section 7.3  Advancing Expenses

         The Corporation shall pay the reasonable expenses (including attorneys' fees and disbursements) incurred by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.1 or the initiation of or participation in which is authorized pursuant to Section 7.2 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7.6 that such person is not entitled to be indemnified by the Corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

Section 7.4  Securing of Indemnification Obligations

         To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trusts, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

Section 7.5  Payment of Indemnification

         An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the Corporation.

Section 7.6  Arbitration

 (a)     General Rule

         Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the Corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

 (b)     Qualifications of Arbitrators

         Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a Corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System.

 (c)     Burden of Proof

         The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

 (d)     Expenses

         The Corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

 (e)     Effect

         Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 7.1(a)(2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

Section 7.7  Contribution

         If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

Section 7.8  Mandatory Indemnification of Directors, Officers, etc.

         To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1741 or 1742 of the Business Corporation Law or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

Section 7.9  Contract Rights; Amendment or Repeal

         All rights under this Article shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation intends to be legally bound. Any repeal, amendment or modification of this Article by the Corporation that impairs the rights of any indemnified representative or limits the obligations of the Corporation shall be prospective only and shall not impair or affect any rights or obligations arising from service as an indemnified representative prior to the effective date of such repeal, amendment or modification.

Section 7.10  Scope of Article

         The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs and personal representatives of such a person.

Section 7.11  Reliance on Provisions

         Each person who shall act as an indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

Section 7.12  Interpretation

         The provisions of this Article are intended to constitute bylaws authorized by 15 Pa.C.S. (section)1746. (Article 7 was amended by vote of the Shareholders of the Corporation on April 9, 1998.)

                          Article VIII - Miscellaneous

Section 8.1  Corporate Seal

         The Corporation shall have a corporate seal in the form of a circle containing the name of the Corporation, the year of incorporation and such other details, if any, as may be approved by the Board of Directors. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

Section 8.2 Checks

         All checks, notes, bills of exchange or other similar orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

Section 8.3 Contracts

         Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the Board of Directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 8.4 Interested Directors or Officers; Quorum

 (a)     General Rule

         A contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and another Corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

         (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

         (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

         (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders.

 (b)     Quorum

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes a contract or transaction specified in subsection (a).

Section 8.5 Deposits

         All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more persons as the Board of Directors shall from time to time designate.

Section 8.6 Corporate Records

 (a)     Required Records

         The Corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the Corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

 (b)     Right of Inspection

         Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

Section 8.7 Amendment of Bylaws

         These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the Board of Directors of the Corporation in office at any regular or special meeting of directors; provided that any proposal relating to Section 4.3 of these bylaws to change the number, classification or term of office of directors must receive the affirmative vote of at least seventy-five percent of all shares outstanding as of the record date for any annual or special meeting of shareholders, and any proposal relating to the seventy-five percent shareholder approval required by this Section must also receive the affirmative vote of at least seventy-five percent of all shares outstanding. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. See Section 2.3(b) (relating to notice of action by shareholders on bylaws).